                                                                    EXHIBIT 23.4

                 REPORT AND CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
AccuMed International, Inc.:

   We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 5, 1996, relating to the consolidated balance sheet of AccuMed International, Inc. and subsidiaries as of December 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the three months ended December 31, 1995, which report appears in the December 31, 1995 transition report on Form 10-K of AccuMed International, Inc.


/s/ KPMG Peat Marwick LLP


Chicago, Illinois
August 30, 1996





                                       7